UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018 (March 5, 2018)

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia Aliso Viejo, CA	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 362-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On March 6, 2018, Smith Micro Software, Inc. (the “Company”) completed a private placement with several investors, wherein a total of 2,857,144 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) was issued at a purchase price of $1.75 per share, with each investor also receiving a warrant to purchase up to a number of shares of Common Stock equal to the number of shares of Common Stock purchased by such investor in the Offering at an exercise price of $2.17 per share (the “Warrants”), for a total purchase price of $5,000,000 (the “Offering”).

It is anticipated that the Offering will raise net cash proceeds of approximately $4,475,000 (after deducting the placement agent fee and expenses of the Offering). The Company intends to use the net cash proceeds from the Offering for working capital purposes, and to fund required dividend payments, payment of principal and interest payments under short-term borrowing obligations, and payment of interest (but not principal) under long-term borrowing obligations.

The Company engaged Chardan Capital Markets, LLC (“Chardan”) as placement agent for the Offering pursuant to an engagement letter agreement.  The Company agreed to pay Chardan a cash placement fee equal to 8.0% of the gross proceeds of the offering, and has issued to Chardan a warrant to purchase shares of Common Stock equal to 3.0% of the number of shares sold in the Offering (the “Chardan Warrant”).  The Chardan Warrant will have exercise price of $2.365 per share, a term of 5.5 years from the closing date of the Offering, and otherwise identical terms to the Warrants to be issued to the investors in the Offering.

In connection with the Offering, on March 5, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with investors containing customary representations and warranties.  Pursuant to the terms of the Purchase Agreement, the Company agreed to use its best efforts to cause the conversion of all shares of the Company’s Series B 10% Convertible Preferred Stock (the “Series B Preferred Stock”) into shares of Common Stock pursuant to the terms of the Company’s Certificate of Designation (the “Certificate of Designation”) with respect to the Series B Preferred Stock.  In connection therewith, the Company has entered into Letter Agreements with each of William W. Smith, Jr. (“Smith”) and Andrew Arno (“Arno”) (the “Conversion Agreements”), whereby each of Smith and Arno agree to take certain action to convert the shares of Series B Preferred Stock held by them pursuant to terms outlined in the Purchase Agreement, and further agreed that their shares upon conversion shall not be subject to resale registration rights.  Smith is the Company’s Chairman and Chief Executive Officer and Arno is a director on the Company’s Board of Directors. Pursuant to the terms of the Purchase Agreement, the Company has entered into voting agreements with each of its directors, executive officers and greater than 10% stockholders, by which each such person has agreed to vote all shares of Company capital stock held by them in favor of waiving any applicable beneficial ownership threshold in the Company’s existing Certificate of Designation for the Series B Preferred Stock.

In addition, the Company entered into lock-up agreements with each director and executive officer providing that such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of the Company’s capital stock for a period of 180 days following the date of the Offering.  Further, as a condition to closing, the following note holders amended their existing Secured Promissory Notes (the “Notes”) for the sole purpose of extending the relevant maturity dates to March 25, 2020: (i) Secured Promissory Note dated June 26, 2017, issued to Smith and Dieva L. Smith, as amended; (ii) Secured Promissory Note dated August 24, 2017, issued to Next Generation TC FBO Andrew Arno IRA 1663, as amended; and (iii) Secured Promissory Note, dated August 24, 2017 issued to Arno, as amended.

The Company and investors have entered into a Registration Rights Agreement under which the Company will prepare and file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (“SEC”) for the purpose of registering the resale of shares of Common Stock issued in the Offering. The Company will use its reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 30 days after the filing thereof (60 days in the event the registration statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the terms of the Registration Rights Agreement provide that the Company will be required to pay liquidated damages to the purchasers. The Company also agreed, among other things, to indemnify the selling holders under the Resale Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Offering was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The foregoing description of each of the Purchase Agreement, Registration Rights Agreement and Form of Warrant is qualified in its entirety by reference to the forms of such documents which are filed hereto as Exhibits 10.1, 10.2, and 10.3 respectively.

Item 3.02 Unregistered Sales of Equity Securities

The matters described in Section 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 7.01 Regulation FD.

On March 5, 2018, the Company issued a press release announcing the Offering, which is furnished as Exhibit 99.1 hereto.  The information in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description
10.1	Securities Purchase Agreement, dated March 5, 2018
10.2	Registration Rights Agreement, dated March 5, 2018
10.3	Form of Warrant
99.1	Press release, dated March 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: March 6, 2018	By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President and Chief Financial Officer